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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

        We consent to incorporation by reference in Registration Statements No. 33-21680, 33-57117, 333-02785, 333-64170, 333-78017, 333-83251, and 333-87432 of Valmont Industries, Inc. on Form S-8 and Registration Statement No. 333-59912 of Valmont Industries, Inc. on Form S-3 of our reports dated February 14, 2003 (which reports express an unqualified opinion and include an explanatory paragraph relating to the change in method of accounting for goodwill and intangible assets), appearing in the Annual Report on Form 10-K of Valmont Industries, Inc. for the year ended December 28, 2002.

DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 28, 2003

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  Exhibit 23